                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                            DEFERRED COMPENSATION PLAN
                                             -------------------------

                                                     Amendment
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         WHEREAS, American Skandia Advisor Funds, Inc. (the "Company") maintains the American Skandia Advisor
Funds, Inc. Deferred Compensation Plan for the benefit of its outside Directors (the "Plan"); and

         WHEREAS, the Board of Directors of the Company, pursuant to the authority reserved to it in Section 15 of the Plan, wishes to amend the Plan to revise its terms relating to changes in Directors' elections with respect to the timing and form of benefit distributions under the Plan.

         NOW, THEREFORE, the Plan is hereby amended by revising Section 8 thereof to read as follows:

                  8.       Changes in Form and Timing of Payment of Deferred Compensation.
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                  A Participant may elect to change the timing and manner of his or her distribution election with respect to all amounts deferred by the Participant under this Plan by filing an amended Notice with the Company:

                           (a)      prior to the date as of which the Participant ceases to be an
         Eligible Director of the Company, and

                           (b)      by a date such that at least six months elapse between

(i)      the date as of which such amended Notice is filed, and

                                    (ii)    each of

(A)      the date as of which a distribution would otherwise have commenced, and

(B)      the date as of which such distribution will commence after such amended Notice.

         The foregoing amendment was adopted at a duly convened meeting of the Board of Directors of the American
Skandia Advisor Funds, Inc. held on the ___ day of __________, 2003.

                                                                       ___________________________________
                                                                       Secretary